Exhibit 99.1
                                                                    ------------

[PARAGON LETTERHEAD]                                                        News


FOR:                  PARAGON TECHNOLOGIES, INC.

CONTACTS:             Len Yurkovic, President and CEO
                      610-252-3205
                      610-252-3102 (Fax)
                      www.ptgamex.com





                     PARAGON TECHNOLOGIES REPORTS PROFITABLE
                      SECOND QUARTER AND SIX MONTH RESULTS
                                    - - - - -
          Paragon Marks Its Sixth Consecutive Quarter of Profitability


EASTON, PA -- August 11, 2005 -- Paragon Technologies, Inc. (AMEX:PTG), a leading supplier of "smart" material handling solutions, including systems, technologies, products and services, today announced results for the second quarter and six months ended June 30, 2005.


Second Quarter Results
----------------------
During the second quarter of 2005, the Company received orders totaling approximately $26.2 million, and finished the second quarter of 2005 with a backlog of orders of approximately $24.6 million, versus a $17.1 million backlog of orders at the end of the first quarter of 2005.

Sales for the second quarter of 2005 were approximately $18.7 million compared to sales of approximately $9.6 million in the second quarter of 2004. Net earnings for the second quarter of 2005 were $709,000 or $.17 basic earnings per share, compared to net earnings of $129,000 or $.03 basic earnings per share in the second quarter of 2004. Earnings before interest expense, income taxes, depreciation and amortization expense ("EBITDA") for the second quarter of 2005 were approximately $1.2 million compared to $324,000 for the second quarter of 2004.

The increase in net earnings was due to an increase in sales and gross profit on sales of $9,049,000 and $1,975,000, respectively, for the second quarter of 2005, primarily attributable to sales related to customers in the technology sector, when compared to the second quarter of 2004. Partially offsetting the favorable impact of the aforementioned increase in sales and gross profit on sales was an increase of $692,000 in selling, general and administrative expenses,



                                   -- MORE --

--------------------------------------------------------------------------------
                    600 Kuebler Road o Easton, PA 18040-9295
                      Tel: 610-252-3205 o Fax: 610-252-3102
                                 www.ptgamex.com

 [LOGO]
 PARAGON TECHNOLOGIES                                                    Page 2
--------------------------------------------------------------------------------


primarily attributable to the addition of resources aimed at expanding the customer base and an increase in salaries and fringe benefits, an increase in expenses related to revenue and profit performance, and bad debt expense for accounts receivable recognized as potentially uncollectible. Also, unfavorably impacting net earnings for the second quarter of 2005 were Ermanco subsidiary divestiture costs of $527,000 which represented transaction expenses associated with professional fees incurred in connection with the sale of substantially all of the assets and liabilities of Ermanco.


First Half Results
------------------
During the first half of 2005, the Company received orders totaling approximately $42.4 million. Sales for the first half of 2005 rose to $29.0 million compared to sales of $20.2 million in the first half of 2004. Net earnings for the first half of 2005 were $903,000 or $.21 basic earnings per share, compared to net earnings of $470,000 or $.11 basic earnings per share in the first half of 2004. Earnings before interest expense, income taxes, depreciation and amortization expense ("EBITDA") for the first half of 2005 were approximately $1.6 million compared to approximately $1.0 million for the first half of 2004.

The increase in net earnings was due to an increase in sales and gross profit on sales of $8,781,000 and $1,957,000, respectively, for the first half of 2005, primarily attributable to sales related to customers in the technology sector, when compared to the first half of 2004. Partially offsetting the favorable impact of the aforementioned increase in sales and gross profit on sales was an increase of $978,000 in selling, general and administrative expenses, primarily attributable to the addition of resources aimed at expanding the customer base and an increase in salaries and fringe benefits, an increase in expenses related to revenue and profit performance, and bad debt expense for accounts receivable recognized as potentially uncollectible. Also, unfavorably impacting net earnings for the second quarter of 2005 were Ermanco subsidiary divestiture costs of $527,000 which represented transaction expenses associated with professional fees incurred in connection with the sale of substantially all of the assets and liabilities of Ermanco.

The Company ended the second quarter with a strong balance sheet. As of June 30, 2005, the current ratio remains strong at 1.63, while working capital approximates $8.0 million.

As previously reported, upon receiving stockholder approval at a Special Meeting of Stockholders held on August 3, 2005, the closing of the sale of substantially all of the assets and liabilities of Ermanco occurred on August 5, 2005. Per the terms of the Asset Purchase Agreement, the buyer paid the Company cash in the amount of approximately $23 million (subject to a working capital adjustment) and assumed certain liabilities of Ermanco, as more fully described in the Asset Purchase Agreement, a copy of which was filed with the Securities and Exchange Commission on July 1, 2005. The Committee on Strategic Alternatives of the Board of Directors will continue to pursue strategies intended to maximize stockholder value.

 [LOGO]
 PARAGON TECHNOLOGIES                                                    Page 3
--------------------------------------------------------------------------------



Len Yurkovic, Paragon's President and Chief Executive Officer, commented, "The results for the second quarter of 2005 mark the sixth consecutive quarter of profitability for Paragon. We are extremely proud to be reporting higher sales and earnings and also a strong balance sheet. By utilizing our broad applications expertise and unique capabilities, we continue to provide "smart" automation to meet the needs of our clients. In addition, we continually strive to utilize our sophisticated technologies to provide creative solutions to improve productivity, safety, and accuracy for our customers in the material handling marketplace."

The Company will host a conference call to discuss these results on Thursday, August 11, 2005 at 11:00 a.m. EDT. To participate in the call, please dial 800-862-9098 and ask for the Paragon Technologies teleconference. Simultaneous with the conference call, an audio webcast of the call will be available via a link on the Paragon website, www.ptgamex.com.


About Paragon Technologies

Paragon Technologies is a leader in integrating material handling systems and creating automated solutions for material flow applications. SI Systems' Production & Assembly and Order Fulfillment branded technologies and material handling solutions address unit assembly handling and order fulfillment applications. One of the top material handling systems suppliers worldwide, SI Systems leading clients have included the United States Postal Service, General Motors, BMG, Ford, Peterbilt, Harley-Davidson, and Walgreens.

                                      * * *





-------------------------------
Cautionary Statement. Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities and Exchange Commission rules, regulations and releases. Paragon intends that such forward-looking statements be subject to the safe harbors created hereby. Among other things, the forward-looking statements regard Paragon's earnings, liquidity, financial condition, review of strategic alternatives, and other matters. Words or phrases denoting the anticipated results of future events, such as "anticipate," "does not anticipate," "should help to," "believe," "estimate," "is positioned," "expects," "may," "will," "is expected," "should," "continue," and similar expressions that denote uncertainty, are intended to identify such forward-looking statements. Paragon's actual results, performance, or achievements could differ materially from the results expressed in, or implied by, such "forward-looking statements:" (1) as a result of factors over which Paragon has no control, including the strength of domestic and foreign economies, sales growth, competition, and certain cost increases; and (2) if the factors on which Paragon's conclusions are based do not conform to its expectations.


    This press release and prior releases are available at www.ptgamex.com.

 [LOGO]
 PARAGON TECHNOLOGIES                                                    Page 4
--------------------------------------------------------------------------------

                           Paragon Technologies, Inc.
                           Consolidated Balance Sheets
                             Selected Financial Data
                    (In Thousands, Except Ratio Information)

-----------------------------------------------------------------------------------------------------------
                                                        June 30, 2005                  December 31, 2004
-----------------------------------------------------------------------------------------------------------
Cash and cash equivalents.................                $    4,626                           3,602

Trade receivables, net....................                $   11,510                           5,756

Inventories...............................                $    2,628                           1,616

Current assets............................                $   20,871                          13,802
Current liabilities.......................                    12,830                           6,908
                                                    ----------------------            ---------------------
     Working capital......................                $    8,041                           6,894
                                                    ----------------------            ---------------------
Current ratio.............................                      1.63                            2.00

Total assets..............................                $   39,860                          32,705

Total stockholders' equity................                $   24,380                          23,308
-----------------------------------------------------------------------------------------------------------

                           Paragon Technologies, Inc.
                      Consolidated Statements of Operations
                             Selected Financial Data
                  (In Thousands, Except Per Share Information)

-----------------------------------------------------------------------------------------------------------
                                             Second Quarter Ended                Six Months Ended
                                                   June 30,                          June 30,
                                         ------------------------------    ------------------------------
                                             2005             2004             2005             2004
                                         -------------    -------------    -------------    -------------
Net sales...........................      $  18,687           9,638           28,995           20,214
                                         =============    =============    =============    =============

Pre-tax earnings....................      $   1,098             220            1,405              792
Income tax expense..................      $     389              91              502              322
                                         -------------    -------------    -------------    -------------
Net earnings........................      $     709             129              903              470
                                         =============    =============    =============    =============

Basic earnings per share............      $     .17             .03              .21              .11
                                         =============    =============    =============    =============
Diluted earnings per share..........      $     .16             .03              .21              .11
                                         =============    =============    =============    =============
-----------------------------------------------------------------------------------------------------------

                           Paragon Technologies, Inc.
                       Supplemental Financial Information
                    Reconciliation of Net Earnings to EBITDA
                                 (In Thousands)

-----------------------------------------------------------------------------------------------------------
                                              Second Quarter Ended                Six Months Ended,
                                                    June 30,                          June 30,
                                          ------------------------------    ------------------------------
                                              2005             2004             2005             2004
                                          -------------    -------------    -------------    -------------
Net earnings.........................      $     709             129              903              470
Add:   Income tax expense............            389              91              502              322
                                          -------------    -------------    -------------    -------------
Earnings before income taxes.........          1,098             220            1,405              792
Add:   Interest expense..............              -               -                1                -
Add:   Depreciation and
       amortization expense..........            121             104              234              214
                                          -------------    -------------    -------------    -------------
EBITDA                                     $   1,219             324            1,640            1,006
                                          =============    =============    =============    =============
-----------------------------------------------------------------------------------------------------------